                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Dominion Homes, Inc. (formerly Borror Corporation) on Form S-8 (No. 33-76290) of our report dated June 6, 1997 on our audits of the statements of net assets available for benefits of Borror Corporation Retirement Plan and Trust as of December 31, 1996 and 1995 and the related statements of changes in net assets available for benefits for the years then ended which report is included in this Form 11-K.

                                             COOPERS & LYBRAND, L.L.P.


Columbus, Ohio
June 26, 1997


                                                                          20